Exhibit 99.1
               EDT Learning, Inc. Announces Fiscal 2003
                 Fourth Quarter and Year-End Results


    PHOENIX--(BUSINESS WIRE)--July 1, 2003--EDT Learning, Inc. (AMEX:EDT), a leading provider of e-Learning solutions and Web collaboration software, today announced results for the fiscal 2003 fourth quarter and year ended March 31, 2003.
    For the three months ended March 31, 2003, total revenues were $1.2 million compared with total revenues for the three months ended March 31, 2002, of $2.5 million. The Company reported a net loss of $2.1 million, or $0.13 per basic and diluted share, for the three months ended March 31, 2003, compared with income before an extraordinary gain of $4.2 million related to retirement of debt of $378,000, or $0.03 per basic and diluted share, for the three months ended March 31, 2002. Including the extraordinary gain, net income for the three months ended March 31, 2002, was $4.5 million, or $0.32 per basic share and $0.30 per diluted share.
    For the year ended March 31, 2003, total revenues were $7.2 million compared with total revenues in the prior year period of $9.3 million. The Company reported a net loss for the 2003 fiscal year of $3.8 million, or $0.24 per basic and diluted share, compared with net income, before extraordinary gains, for the 2002 fiscal year of $1.5 million, or $0.13 per basic share and $0.12 per diluted share. Including extraordinary items for the year ended March 31, 2002, net income was $5.8 million, or $0.49 per basic share and $0.47 per diluted share.
    Commenting on the financial results, James M. Powers, Jr., president and chief executive officer of EDT Learning, said, "Fiscal 2003 has been an admittedly difficult year for our company, but, despite difficult times, we have persevered. With the weakness of the overall economy and the fact that training budgets are often first to be cut, we faced tight corporate spending during the fiscal 2003 year. We continued to evaluate and adjust our sales strategies and product mix as market conditions changed. In order to adapt, we aggressively reduced costs while preserving the maximum revenue opportunity possible.
    "Toward that goal, we acquired an award-winning Web conferencing and collaboration software, LearnLinc(R), late in fiscal 2003. We immediately set about improving the product and revitalizing its customer and distributor base. Because LearnLinc provides a proven high margin software sale that has a short sales cycle, our sales efforts are heavily focused on it as our flagship software product."

    The highlights of fiscal year 2003 include:

    -- The acquisition in June 2002 from Quisic of an online catalog that features among other courses our "mini-MBA" offered in association with the Tuck School of Business at Dartmouth.

    -- The modification of our custom content services division to reduce overhead while preserving a contractual 20% profit margin.

    -- The acquisition of LearnLinc from Mentergy in November 2002 providing an award-winning Web collaboration and virtual classroom training software.

    -- The restructure of our sales and marketing team and an intense focus on adding an internal outbound call center devoted exclusively to the sale of LearnLinc and related products.

    -- The launch of an ASP version of LearnLinc and the release of version 7.0 of LearnLinc adding new features and functions to an already exceptional software.

    In conclusion, Dr. Powers added, "We are now seeing improving sales results and revenue growth. Despite continued sluggishness in corporate spending, the addition of LearnLinc and related software products permits us to obtain new sales outside the training departments. We are already seeing results, and we expect an increase in e-Learning revenues over the March 31st quarter, with e-Learning revenues for the quarter ending June 30th in excess of $1 million."
    A listen-only simulcast and 30-day replay of EDT Learning's year-end conference call will be available online through the Company's Web site at www.edtlearning.com or www.companyboardroom.com beginning at 11:00 a.m. Eastern time today.

    About EDT Learning, Inc.

    Headquartered in Phoenix, Arizona, EDT Learning is a leading provider of collaboration and training software for corporate, government, and education clients. EDT Learning's products include:

    -- LearnLinc(R) - A Web conferencing, collaboration, and online training software providing live collaboration and virtual classrooms using the Internet.

    -- i-Canvas(TM) - A training development software tool that produces Web-based and CD Rom-based courses and software simulations.

    -- The Executive Training Library - An off-the-shelf online library of content on business-specific topics such as innovation, leadership, and communication co-developed with respected names in business such as the Tuck School of Business at Dartmouth College.

    -- ThoughtWare(TM) - A learning management system (LMS) that hosts third-party content and administers, tracks and reports the training progress of its users, and also includes a suite of workforce performance management software tools, People Search, Career Planner, and Performance Coach.

    About LearnLinc(R)

    EDT Learning's online collaboration, Web conferencing and virtual classroom software is used daily by corporate, government, and educational organizations inside and outside of the Fortune 1000. Developed in 1994, the software was the first of its kind, providing millions of hours of online training and collaboration. LearnLinc is sold globally with versions available in seven different languages including English, Chinese, French, German, Japanese, Portuguese, and Spanish. The software won first place in the head-to-head competition at Online Learning's Conference in the fall of 2002, defeating seven competing software products including those of WebEx and PlaceWare. LearnLinc is part of the EDT Learning collaboration software four-product suite that includes MeetingLinc(TM), SupportLinc(TM), and ConferenceLinc(TM). You can participate in a live demonstration by sending an email request to inquiry@edtlearning.com. Additional information about EDT Learning's full suite of online collaboration, Web conferencing, and virtual classroom software can also be found at www.edtlearning.com.

    This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Factors that could contribute to such differences include, the rate of acceptance of e-Learning and changes in the e-Learning market in general, use of the Internet, acceptance of new products, the need for working capital, payments from affiliates, litigation and other matters more fully disclosed in the Company's annual report on Form 10k and other reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.



                          EDT LEARNING, INC.
                       Statements of Operations
                 (In thousands, except per share data)

                                Three Months Ended      Year Ended
                                     March 31,           March 31,
                                -----------------   -----------------
                                  2003      2002      2003      2002
                                -------   -------   -------   -------
Revenues:
 Licenses                           $32       $61      $447       $92
 Service and maintenance            698       941     3,629     2,590
                                -------   -------   -------   -------
   Total e-Learning revenue         730     1,002     4,076     2,682
 Dental contract revenue            493     1,474     3,129     6,582
                                -------   -------   -------   -------
   Total revenues                 1,223     2,476     7,205     9,264
                                -------   -------   -------   -------

Operating expenses:
 Research and development           641       899     3,236     2,323
 Sales and marketing                382       351     1,660     1,123
 General and administrative       1,183       768     3,345     2,692
 Depreciation and
  amortization                      653       469     2,051     1,990
 Impairment of assets               390      --         390      --
                                -------   -------   -------   -------
   Total operating expenses       3,249     2,487    10,682     8,128
                                -------   -------   -------   -------

Earnings (loss)
 from operations                 (2,026)      (11)   (3,477)    1,136
                                -------   -------   -------   -------

Interest expense                   (162)     (257)   (1,401)   (1,139)
Interest income                      17        42       126       238
Gain on termination of
 service agreements with
 Affiliated Practices                91       604       914     1,297
Other income                       --        --          82         8
                                -------   -------   -------   -------
                                    (54)      389      (279)      404
                                -------   -------   -------   -------
Income (loss) before income
 taxes and extraordinary item    (2,080)      378    (3,756)    1,540
Income tax expense                 --        --        --        --
                                -------   -------   -------   -------

Income (loss) before
 extraordinary item              (2,080)      378    (3,756)    1,540
Extraordinary item, gain on
 debt forgiveness (net of
 tax effect of $0)                 --       4,164      --       4,265
                                -------   -------   -------   -------
Net income (loss)               $(2,080)   $4,542   $(3,756)   $5,805
                                =======   =======   =======   =======

Earnings (loss) per
 common share - basic:
  Earnings (loss) before
   extraordinary item            $(0.13)    $0.03    $(0.24)    $0.13
  Extraordinary item               --        0.30       --       0.36
                                -------   -------   -------   -------
 Net earnings (loss)             $(0.13)    $0.32    $(0.24)    $0.49
                                =======   =======   =======   =======

Earnings (loss) per
 common share -diluted:
  Earnings (loss) before
   extraordinary item            $(0.13)    $0.02    $(0.24)    $0.12
  Extraordinary item               --        0.27       --       0.34
                                -------   -------   -------   -------
 Net earnings (loss)             $(0.13)    $0.30    $(0.24)    $0.47
                                =======   =======   =======   =======

Number of shares used
 in calculation of
 earnings (loss):
  Basic                          16,134    14,102    15,710    11,930
  Diluted                        16,134    15,375    15,710    12,466


                  EDT LEARNING, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
                            (In thousands)

                                                  March 31,  March 31,
                                                     2003      2002
                                                   -------   -------
ASSETS

Current assets:
 Cash and cash equivalents                            $409    $1,498
 Accounts receivable, net                              675       824
 Notes receivable, net                                 270       536
 Prepaid expenses and other current assets              33       427
                                                   -------   -------
  Total current assets                               1,387     3,285

Property and equipment, net                            485     2,137
Goodwill                                             8,823     7,479
Intangible assets, net                               1,346     1,984
Notes receivable, net                                  326       493
Other assets                                            56       209
                                                   -------   -------

  Total Assets                                     $12,423   $15,587
                                                   =======   =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current portion of long-term debt                    $728    $1,337
 Accounts payable and accrued liabilities            2,040     2,203
 Current portion of deferred revenue                   817       853
 Current portion of capital leases                     462       430
                                                   -------   -------
  Total current liabilities                          4,047     4,823

Long-term debt, less current maturities, net of
 discount of $2,038 and $2,264, respectively         5,863     5,367
Capital lease obligations,
 less current maturities                               193       536
Deferred revenue, less current portion                --         195
                                                   -------   -------
  Total liabilities                                 10,103    10,921
                                                   -------   -------

Commitments and contingencies

Shareholders' equity:
 Common stock                                           17        15
 Additional paid-in capital                         32,854    31,336
 Accumulated deficit                               (29,300)  (25,544)
 Less:  Treasury stock                              (1,251)   (1,141)
                                                   -------   -------
  Total shareholders' equity                         2,320     4,666
                                                   -------   -------

  Total Liabilities and Shareholders' Equity       $12,423   $15,587
                                                   =======   =======


    CONTACT: EDT Learning, Inc.
             James M. Powers, Jr.,  602/952-1200
             or
             Brian L. Berry, 602/952-1200